UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 11, 2014 (February 5, 2014)

Columbia Pipeline Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-36835	51-0658510
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

5151 San Felipe St., Suite 2500 Houston, Texas	77056
(Address of principal executive offices, including zip code)	(Zip Code)

Registrant’s telephone number, including area code: (713) 386-3701

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

Underwriting Agreement

On February 5, 2015, Columbia Pipeline Partners LP (the “Partnership”) entered into an Underwriting Agreement (the “Underwriting Agreement”), by and among the Partnership, CPP GP LLC (the “General Partner”), CPG OpCo LP (“Columbia OpCo”), CPG OpCo GP LLC (“OpCo GP”) and Columbia Energy Group (“CEG,” and together with the Partnership, the General Partner, Columbia OpCo and OpCo GP, the “Partnership Parties”) and Barclays Capital Inc. and Citigroup Global Markets Inc., as representatives of the several underwriters named therein (the “Underwriters”), providing for the offer and sale by the Partnership (the “Offering”) and purchase by the Underwriters, of 46,811,398 common units representing limited partner interests in the Partnership (the “Firm Units”) at a price to the public of $23.00 per common unit. Pursuant to the Underwriting Agreement, the Partnership also granted the Underwriters an option for a period of 30 days to purchase up to an additional 7,021,709 common units (the “Option Units,” and together with the Firm Units, the “Offered Units”) to cover over-allotments on the same terms, which option was exercised in full on February 6, 2015.

The material terms of the Offering are described in the prospectus, dated February 5, 2015 (the “Prospectus”), filed by the Partnership with the United States Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”). The Offering is registered with the Commission pursuant to a Registration Statement on Form S-1, as amended (File No. 333-198990), and a Registration Statement on Form S-1 (File No. 333-201902) (together the “Registration Statement”).

The Underwriting Agreement contains customary representations, warranties and agreements of the Partnership Parties, and customary conditions to closing, obligations of the parties and termination provisions. The Partnership Parties have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act.

The Offering of the Offered Units closed on February 11, 2015. At closing, the Partnership received proceeds from the Offering of the Offered Units (net of the underwriting discount and after deducting the structuring fee and certain offering expenses) of approximately $1,169.2 million. The Partnership used the net proceeds from the sale of the common units to purchase an 8.4% limited partner interest in Columbia OpCo. Columbia OpCo will use $500.0 million of the net proceeds to make a distribution to CEG as a reimbursement of preformation capital expenditures with respect to assets contributed to Columbia OpCo and the remaining proceeds to fund expansion capital expenditures.

As more fully described under the caption “Underwriting” in the Prospectus, the Underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. Certain of the Underwriters and their affiliates have engaged, and may in the future engage, in commercial banking, investment banking and advisory services for the Partnership, CEG and their respective affiliates from time to time in the ordinary course of their business for which they have received or will receive customary fees and reimbursement of expenses.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Registration Rights Agreement

On February 11, 2015, in connection with the closing of the Offering, the Partnership entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with CEG. Pursuant to the Registration Rights Agreement, the Partnership is required to file a registration statement to register the common units issued to CEG at its request. The Registration Rights Agreement also includes provisions dealing with indemnification and contribution and allocation of expenses. These registration rights are transferable to affiliates and, in certain circumstances, to third parties.

The foregoing description and the description contained in the Prospectus are qualified in their entirety by reference to the full text of the Registration Rights Agreement, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference.

Contribution Agreement

The description of the Contribution Agreement (as defined below) provided below under Item 2.01 is incorporated in this Item 1.01 by reference. A copy of the Contribution Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Omnibus Agreement

On February 11, 2015, in connection with the Offering, the Partnership entered into an Omnibus Agreement (the “Omnibus Agreement”) by and among the Partnership, CEG, the General Partner and Columbia Pipeline Group, Inc. (“HoldCo”). Pursuant to the Omnibus Agreement, CEG will, or will cause its affiliates to, perform centralized corporate, general and administrative services for the Partnership, such as legal, corporate recordkeeping, planning, budgeting, regulatory, accounting, billing, business development, treasury, insurance administration and claims processing, risk management, health, safety and environmental, information technology, human resources, investor relations, cash management and banking, payroll, internal audit, taxes and engineering. In exchange, the Partnership will reimburse CEG and its affiliates for the expenses incurred by them in providing these services. In addition, under the Omnibus Agreement, CEG is required to offer the Partnership the right to purchase its 84.3% limited partner interest in Columbia OpCo before it can sell such interest to anyone else. Under the Omnibus Agreement, the Partnership will indemnify CEG against certain environmental and other losses and CEG will indemnify the Partnership against certain environmental and other losses.

The foregoing description and the description contained in the Prospectus are qualified in their entirety by reference to the full text of the Omnibus Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Long-Term Incentive Plan

In connection with the Offering, the Board of Directors of the General Partner (the “Board”) adopted the Columbia Pipeline Partners LP Long-Term Incentive Plan (the “Plan”) for employees, consultants and directors of the Partnership, the General Partner and their respective affiliates. The Plan provides for the grant of options, unit appreciation rights, restricted units, phantom units, unit awards, distribution equivalent rights and other unit-based awards. The Partnership has reserved an aggregate of 9,000,000 units for issuance pursuant to and in accordance with the Plan, subject to adjustment in connection with the terms of the Plan. The Plan will be administered by the Board or a committee thereof.

The foregoing description is qualified in its entirety by reference to the full text of the Plan, which was filed as Exhibit 4.4 to the registration statement on Form S-8 filed by the Partnership on February 11, 2015, and is hereby incorporated in this Item 1.01 by reference.

Service Agreement

On February 11, 2015, in connection with the Offering, the Partnership entered into a Service Agreement (the “Service Agreement”) with Columbia Pipeline Group Services Company, a Delaware corporation (“Columbia Services”). Pursuant to the Service Agreement, Columbia Services will perform centralized corporate functions for the Partnership, including legal, accounting, compliance, treasury, insurance, risk management, health, safety and environmental, information technology, human resources, credit, payroll, internal audit and tax. The Partnership will reimburse Columbia Services for the expenses to provide these services as well as other expenses Columbia Services incurs on the Partnership’s behalf, such as salaries of personnel performing services for the Partnership’s benefit and the cost of their employee benefits and general and administrative expenses associated with such personnel, capital expenditures, maintenance and repair costs, taxes, and direct expenses, including operating expenses and certain allocated operating expenses, associated with the ownership and operation of the contributed assets.

The foregoing description and the description contained in the Prospectus are qualified in their entirety by reference to the full text of the Service Agreement, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference.

Tax Sharing Agreement

On February 11, 2015, in connection with the Offering, the Partnership entered into a tax sharing agreement (the “Tax Sharing Agreement”) with NiSource Inc. (“NiSource”) and Columbia OpCo pursuant to which the parties will allocate among the parties and their respective subsidiaries the responsibilities, liabilities and benefits relating to any taxes for which a combined or consolidated return is filed for taxable periods including or beginning on the closing date of the Offering.

The foregoing description and the description contained in the Prospectus are qualified in their entirety by reference to the full text of the Tax Sharing Agreement, which is filed as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference.

Amended and Restated Limited Partnership Agreement of Columbia OpCo

On February 11, 2014, in connection with the Offering, the Agreement of Limited Partnership of Columbia OpCo was amended (as amended and restated, the “Columbia OpCo A&R LP Agreement”). A description of the Columbia OpCo A&R LP Agreement is contained in the section of the Prospectus entitled “Certain Relationships and Related Transactions—Contracts with Affiliates—Columbia OpCo Partnership Agreement and OpCo GP Limited Liability Company Agreement” and is incorporated into this Item 1.01 by reference.

The foregoing description and the description contained in the Prospectus are qualified in their entirety by reference to the full text of the Columbia OpCo A&R LP Agreement, which is filed as Exhibit 10.5 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

Contribution Agreement

On February 11, 2015, in connection with the closing of the Offering, the following transactions, among others, occurred in connection with or pursuant to the Contribution, Conveyance and Assumption Agreement (the “Contribution Agreement”) by and among the Partnership, NiSource, NiSource Finance Corp. (“NiSource Finance”), HoldCo, CEG, Columbia Gas Transmission, LLC (“Columbia Gas”), Columbia Gulf Transmission, LLC (“Columbia Gulf”), Columbia Hardy Holdings, LLC (“Hardy Storage HoldCo”), Columbia Hardy Corporation (“Columbia Hardy”), Columbia Midstream & Minerals Group, LLC (“Columbia Midstream Minerals”), Columbia Midstream Group, LLC (“Columbia Midstream”), the General Partner, Columbia OpCo and OpCo GP:

•	NiSource conveyed and contributed to HoldCo all of NiSource’s right, title and interest in 100% of the issued and outstanding shares of common stock in CEG;

•	CEG distributed to HoldCo all of CEG’s right, title and interest in 100% of the issued and outstanding shares of common stock in Columbia Pipeline Group Services Company, a Delaware corporation;

•	Columbia Gas distributed to CEG all of Columbia Gas’ right, title and interest in 100% of the issued and outstanding shares of common stock in Columbia Hardy;

•	CEG made a capital contribution in the form of cash to Columbia Midstream & Minerals in the amount of $420.5 million and, upon receipt thereof, Columbia Midstream & Minerals made a corresponding capital contribution of equal amount in the form of cash to Columbia Midstream, which Columbia Midstream used to repay $420.5 million in intercompany debt owed to NiSource Finance;

•	CEG made a capital contribution in the form of cash to Columbia Gas in the amount of $676.5 million, which Columbia Gas used to repay $675.5 million in intercompany debt owed to NiSource Finance;

•	CEG made a capital contribution in the form of cash to Columbia Gulf in the amount of $120.3 million, which Columbia Gulf used to repay $120.3 million in intercompany debt owed to NiSource Finance;

•	CEG conveyed and contributed to Columbia OpCo (i) 100% of the membership interest in Columbia Gulf, (ii) 100% of the membership interest in Columbia Gas Transmission, (iii) 100% of the membership interest in Columbia Midstream & Minerals Group, LLC, and (iv) 100% of the membership interest in CNS Microwave LLC, all in exchange for the right to receive a distribution from OpCo as reimbursement for certain pre-formation capital expenditures by CEG;

•	Columbia Hardy conveyed and contributed to Hardy Storage Holdco a 49% membership interest in Hardy Storage Company, LLC in exchange for a 0.77% limited partnership interest in Columbia OpCo;

•	the Partnership contributed $1,169.2 million to Columbia OpCo in exchange for an 8.4% limited partner interest in Columbia OpCo; and

•	CEG conveyed and contributed to the Partnership a 7.3% limited partner interest in OpCo in exchange for 46,811,398 Subordinated Units representing a 46.5% limited partner interest in the Partnership and all of the Incentive Distribution Rights of the Partnership.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Contribution Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated in this Item 2.01 by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 5, 2014, the Partnership entered into a $500 million senior revolving credit facility (the “Credit Facility”) with the lenders party thereto, Wells Fargo Bank, National Association, as Administrative Agent, The Bank of Tokyo-Mitsubishi UFJ Ltd., as Syndication Agent, Credit Suisse Securities (USA) LLC and Royal Bank of Canada, as Co-Documentation Agents, and Wells Fargo Securities, LLC, The Bank of Tokyo-Mitsubishi UFJ Ltd., Credit Suisse Securities (USA) LLC and Royal Bank of Canada, as Joint Lead Arrangers and Joint Bookrunners, which became effective as of February 11, 2015 and of which $50 million will be available for the issuance of letters of credit. There are no borrowings under the Credit Facility as of the closing of the Offering. The Credit Facility will be available for general partnership purposes, including working capital and capital expenditures, including the funding of capital calls.

The Partnership’s obligations under the Credit Facility are unsecured, however, if the credit rating of HoldCo at the time of NiSource’s previously announced spin-off of its natural gas pipeline and related businesses is not BB+ or better and Ba1 or better, then the Partnership may be required to post collateral to secure its obligations under the Credit Facility. Loans under the Credit Facility shall bear interest at the Partnership’s option at either (i) the greatest of (a) the federal funds effective rate plus 0.50 percent, (b) the reference prime rate of Wells Fargo Bank, National Association or (c) the Eurodollar rate which is based on the London Interbank Offered Rate, plus 1.00 percent, each of which is subject to a margin that varies from 0.000 percent to 0.650 percent per annum, according to the credit rating of NiSource, as long as NiSource remains a guarantor of the Credit Facility, or to the credit rating of HoldCo, once NiSource is released as a guarantor from the Credit Facility, or (ii) the Eurodollar rate plus a margin that varies from 1.000 percent to 1.650 percent per annum, according to the credit rating of NiSource, as long as NiSource remains a guarantor of the Credit Facility, or to the credit rating of HoldCo, once NiSource is released as a guarantor from the Credit Facility. The Credit Facility is subject to a facility fee that varies from 0.125 percent to 0.350 percent per annum, according to the credit rating of NiSource, as long as NiSource remains a guarantor of the Credit Facility, or to the credit rating of HoldCo, once NiSource is released as a guarantor from the Credit Facility.

The Partnership expects that revolving indebtedness under the Credit Facility will rank equally with all of its outstanding unsecured and unsubordinated debt. Each of NiSource, HoldCo, CEG, OpCo GP and Columbia OpCo fully guarantee the Credit Facility, except that NiSource shall be released from its guarantee upon the earlier of (i) receipt by HoldCo of a rating by Moody’s and S&P or (ii) at the time that NiSource’s previously announced spin-off of its natural gas pipeline and related businesses occurs.

The Credit Facility contains various covenants and restrictive provisions which, among other things, limit the Partnership and its restricted subsidiaries’ ability to incur additional indebtedness, guarantees and/or liens; consolidate, merge or transfer all or substantially all of its assets; make certain investments or restricted payments; modify certain material agreements; engage in certain types of transactions with affiliates; dispose of assets; and prepay certain indebtedness; each of which is subject to customary and usual exceptions and baskets, including an exception to the limitation on restricted payments for distributions of available cash, as permitted by the Partnership’s organizational documents. If the Partnership fails to perform its obligations under these and other covenants, the revolving credit commitment could be terminated and any outstanding borrowings, together with accrued interest, under the Credit Facility could be declared immediately due and payable. The Credit Facility also contains customary events of default, including cross default provisions that apply to any other indebtedness the Partnership may have with an outstanding principal amount in excess of $50 million.

The Credit Facility also contains certain financial covenants that will require the Partnership to maintain (a) a consolidated total leverage ratio that does not exceed (i) 5.75 to 1.00 for the period of four consecutive fiscal quarters (“test period”) ending December 31, 2015, (ii) 5.50 to 1.00 for any test period ending after December 31, 2015 and on or before December 31, 2017, and (iii) 5.00 to 1.00 for any test period ending after December 31, 2017, provided that after December 31, 2017 and during a Specified Acquisition Period (as defined in the Credit Facility), the leverage ratio shall not exceed 5.50 to 1.00 and (b) until HoldCo has received an investment grade rating, a Consolidated Interest Coverage Ratio (as defined in the Credit Facility) of no less than 3.00 to 1.00.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Credit Facility, which is filed as Exhibit 10.6 to the Partnership’s Registration Statement on Form S-1 filed on December 10, 2014.

Item 3.02.	Unregistered Sales of Equity Securities.

The description in Item 2.01 above of the issuances by the Partnership of securities in connection with the consummation of the transactions contemplated by the Contribution Agreement is incorporated herein by reference. The foregoing transactions were undertaken in reliance upon the exemption from the registration requirements in Section 4(2) of the Securities Act. The Partnership believes that exemptions other than the foregoing exemption may exist for these transactions.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The description of the Plan provided above under Item 1.01 is incorporated in the Item 5.02 by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal year.

First Amended and Restated Agreement of Limited Partnership Columbia Pipeline Partners LP

On February 11, 2015, in connection with the closing of the Offering, the Partnership amended and restated its agreement of limited partnership (as amended, the “Partnership Agreement”). A description of the Partnership Agreement is contained in the sections of the Prospectus entitled “How We Make Distributions To Our Partners” and “The Partnership Agreement” and is incorporated in this Item 5.03 by reference.

The foregoing description and the description contained in the Prospectus are qualified in their entirety by reference to the full text of the Partnership Agreement, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated in this Item 5.03 by reference

Item 9.01.	Financial Statements and Exhibits.

Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated as of February 5, 2015, by and among Columbia Pipeline Partners LP, CPP GP LLC, CPG OpCo LP, CPG OpCo GP LLC, CEG and the several underwriters named therein.

3.1	First Amended and Restated Agreement of Limited Partnership of Columbia Pipeline Partners LP, dated as of February 11, 2015.

4.1	Registration Rights Agreement, dated as of February 11, 2015, by and among Columbia Pipeline Partners LP and Columbia Energy Group.

10.1	Contribution, Conveyance and Assumption Agreement, dated as of February 11, 2015, by and among Columbia Pipeline Partners LP, NiSource Inc., NiSource Finance Corp., Columbia Pipeline Group, Inc., Columbia Energy Group, Columbia Gas Transmission, LLC, Columbia Gulf Transmission, LLC, Columbia Hardy Holdings, LLC, Columbia Hardy Corporation, Columbia Midstream & Minerals Group, LLC, Columbia Midstream Group, LLC, CPP GP LLC, CPG OpCo LP and CPG OpCo GP LLC.

10.2	Omnibus Agreement, dated as of February 11, 2015, by and among Columbia Pipeline Partners LP, Columbia Energy Group, CPP GP LLC and Columbia Pipeline Group, Inc.

10.3	Service Agreement, dated as of February 11, 2015, by and among Columbia Pipeline Partners LP and Columbia Pipeline Group Services Company.

10.4	Tax Sharing Agreement, dated as of February 11, 2015, by and among NiSource Inc., Columbia Pipeline Partners LP and CPG OpCo LP.

10.5	Amended and Restated Agreement of Limited Partnership of CPG OpCo LP, dated as of February 11, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 11, 2015

COLUMBIA PIPELINE PARTNERS LP

By:	CPP GP LLC,
its general partner

By:	/s/ Robert E. Smith
Name:	Robert E. Smith
Title	General Counsel and Corporate Secretary

INDEX TO EXHIBITS

Exhibit Number	Description

1.1	Underwriting Agreement, dated as of February 5, 2015, by and among Columbia Pipeline Partners LP, CPP GP LLC, CPG OpCo LP, CPG OpCo GP LLC, CEG and the several underwriters named therein.

3.1	First Amended and Restated Agreement of Limited Partnership of Columbia Pipeline Partners LP, dated as of February 11, 2015.

4.1	Registration Rights Agreement, dated as of February 11, 2015, by and among Columbia Pipeline Partners LP and Columbia Energy Group.

10.1	Contribution, Conveyance and Assumption Agreement, dated as of February 11, 2015, by and among Columbia Pipeline Partners LP, NiSource Inc., NiSource Finance Corp., Columbia Pipeline Group, Inc., Columbia Energy Group, Columbia Gas Transmission, LLC, Columbia Gulf Transmission, LLC, Columbia Hardy Holdings, LLC, Columbia Hardy Corporation, Columbia Midstream & Minerals Group, LLC, Columbia Midstream Group, LLC, CPP GP LLC, CPG OpCo LP and CPG OpCo GP LLC.

10.2	Omnibus Agreement, dated as of February 11, 2015, by and among Columbia Pipeline Partners LP, Columbia Energy Group, CPP GP LLC and Columbia Pipeline Group, Inc.

10.3	Service Agreement, dated as of February 11, 2015, by and among Columbia Pipeline Partners LP and Columbia Pipeline Group Services Company.

10.4	Tax Sharing Agreement, dated as of February 11, 2015, by and among NiSource Inc., Columbia Pipeline Partners LP and CPG OpCo LP.

10.5	Amended and Restated Agreement of Limited Partnership of CPG OpCo LP, dated as of February 11, 2015.